TO:  Board of Directors
          24 Holdings, Inc.
          Cyberia House
          Church Street
          Basingstoke, Hampshire RG21 7QN


                                   RESIGNATION
                                   -----------

          The undersigned, Urban von Euler, hereby resigns as President and Director of 24 Holdings, Inc., a Delaware corporation (the "Company"), effective as of September 30, 2005. The undersigned shall continue to serve as the Company's Chief Executive Officer pursuant to that certain Common Stock Purchase Agreement dated May 26, 2005 by and among the Company, Infinicom AB, Moyo Partners, LLC, and R&R Biotech Partners, LLC, as amended (the "Agreement"), until such time as the conditions set forth in the September 30, 2005 amendment of the Agreement with respect to the preparation and filing of the Company's Form 10Q for the period ending September 30, 2005 have been satisfied. Effective upon the satisfaction of such conditions, the undersigned shall resign as CEO of the Company.

                                                     /s/ Urban Von Euler
                                             -----------------------------------
                                                         Urban Von Euler